UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2005

DECKERS OUTDOOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-22446	95-3015862

(Commission File Number)	(IRS Employer Identification No.)

495A South Fairview Avenue, Goleta, California	93117

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(805) 967-7611

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Officers.

     Deckers Outdoor Corporation (the “Company”) announced today that Robert Orlando, President of the Company’s Teva division, is leaving the Company effective May 24, 2005 in order to pursue other interests. The Company is actively searching for a successor. In the interim, Angel Martinez, Deckers’ President and Chief Executive Officer, will assume all his responsibilities.

Item 7.01. Regulation FD Disclosure.

     On May 25, 2005, the Company issued a press release related to the departure of Mr. Orlando. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

     The information in this Item 7.01 of this Current Report in Form 8-K, including Exhibit 99.1, will not be treated as “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be deemed incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this Item 7.01 or to Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit No.	Description
99.1	Press release, dated May 25, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Deckers Outdoor Corporation
Date: May 26, 2005	/s/ M. Scott Ash
M. Scott Ash, Chief Financial Officer